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                                                                     EXHIBIT 5.1

                                                April 1, 2002


AT&T Wireless
7277 164th Avenue, NE
Redmond, WA  98052

Ladies and Gentlemen:



                  At your request, I have examined the post-effective amendment No. 1 on Form S-8 ("Post-Effective Amendment") to the registration statement on Form S-4 (Registration No. 333-74098-1) (the "Registration Statement") which you are filing with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for registration of an additional 10,892,946 shares of common stock, par value $0.01 per share (the "Shares") of AT&T Wireless Services, Inc. (the "Company") pursuant to the exercise of outstanding and unexercised options under the TeleCorp PCS, Inc. 1999 Stock Option Plan, dated June 23, 1999, as amended; the TeleCorp PCS, Inc. 2000 Employee, Director and Consultant Stock Plan; the Tritel, Inc. Amended and Restated 1999 Stock Option Plan; and the Tritel, Inc. Amended and Restated 1999 Stock Option Plan for Nonemployee Directors, effective January 7, 1999, (collectively, the "Plans").

                  In connection with this option, I, or the attorneys under my Supervision, have examined the Plans, the Company's current Certificate of Incorporation and By-Laws and such other documents and records as deemed necessary as a basis for this opinion.

                  Based on the foregoing, I am of the opinion that the Shares, when sold and issued in accordance with the Plans, the Post-Effective Amendment, the Registration Statement, the related final prospectus, and applicable state laws, will be legally issued, fully paid and nonassessable.

                  I consent to the filing of this opinion as an Exhibit to the Post-Effective Amendment on Form S-8 to the Registration Statement.

                            Very truly yours,




                            /s/ GREGORY P. LANDIS, ESQ
                            ----------------------------------------------------
                            Name:  Gregory P. Landis, Esq.
                            Title:  Executive Vice President and General Counsel